UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2011

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On June 14, 2011, PepsiCo, Inc. (“PepsiCo”) entered into a new $2.875 billion four-year unsecured revolving credit agreement (the “Four-Year Credit Agreement”) by and among PepsiCo, as borrower, the lenders named therein (the “Lenders”), and Citibank, N.A., as administrative agent.  The Four-Year Credit Agreement and the new $2.875 billion 364-day unsecured revolving credit agreement, described below, together replace the Prior Credit Agreement (as defined below), the 2010 364-Day Credit Agreement (as defined below) and the Amended PBG Credit Agreement (as defined below).

The Four-Year Credit Agreement enables PepsiCo and its borrowing subsidiaries to borrow up to $2.875 billion, subject to customary terms and conditions, and expires in June 2015.  PepsiCo may also, upon the agreement of either the then existing lenders or of additional banks not currently party to the Four-Year Credit Agreement, increase the commitments under the Four-Year Credit Agreement to up to $3.5 billion. PepsiCo may, once a year, request renewal of the Four-Year Credit Agreement for an additional one-year period.  Subject to certain conditions stated in the Four-Year Credit Agreement, PepsiCo and its borrowing subsidiaries may borrow, prepay and reborrow amounts under the Four-Year Credit Agreement at any time during the term of the Four-Year Credit Agreement. Funds borrowed under the Four-Year Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries, including but not limited to repayment of outstanding commercial paper issued by PepsiCo or its subsidiaries, working capital, capital investments and acquisitions. The Four-Year Credit Agreement contains customary representations and warranties and events of default.  As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the Four-Year Credit Agreement.

The foregoing description of the Four-Year Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Four-Year Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with PepsiCo and its affiliates.

Item 1.02.          Termination of a Material Definitive Agreement.

Effective June 14, 2011, PepsiCo terminated the $2.0 billion Five-Year Credit Agreement, dated as of May 22, 2006, among PepsiCo, as borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and the other agents party thereto, as amended (the “Prior Credit Agreement”).  There were no outstanding borrowings under the Prior Credit Agreement at the time of its termination.

Effective June 14, 2011, Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”), a wholly-owned subsidiary of PepsiCo, terminated the $1.080 billion First Amended and Restated Credit Agreement, dated as of October 19, 2001, among The Pepsi Bottling Group, Inc., as borrower, Bottling Group, LLC, as guarantor, the lenders party thereto, Citibank, N.A. as agent and the other agents thereto, as amended by Amendment No. 1 dated as of December 31, 2009, among The Pepsi Bottling Group, Inc., as borrower, Bottling Group, LLC, as guarantor, Metro, as successor borrower, PepsiCo, as parent guarantor, Citibank, N.A., as agent and the lenders party thereto (the “Amended PBG Credit Agreement”).  There were no outstanding borrowings under the Amended PBG Credit Agreement at the time of its termination.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.          Other Events.

Effective June 14, 2011, PepsiCo terminated the $2.575 billion 364-Day Credit Agreement, dated as of June 16, 2010, among PepsiCo, as borrower, the lenders party thereto, BNP Paribas, as administrative agent, and the other agents party thereto (the “2010 364-Day Credit Agreement”).  There were no outstanding borrowings under the 2010 364-Day Credit Agreement at the time of its termination.

On June 14, 2011, PepsiCo entered into the 2011 364-Day Credit Agreement.  The 2011 364-Day Credit Agreement enables PepsiCo and its borrowing subsidiaries to borrow up to $2.875 billion, subject to customary terms and conditions, and expires in June 2012.  PepsiCo may also, upon the agreement of either the then existing lenders or of additional banks not currently party to the 2011 364-Day Credit Agreement, increase the commitments under the 2011 364-Day Credit Agreement to up to $3.5 billion. PepsiCo may request renewal of the 2011 364-Day Credit Agreement for an additional 364-day period or convert any amounts outstanding into a term loan for a period of up to one year, which would mature no later than June 2013.  Subject to certain conditions stated in the 2011 364-Day Credit Agreement, PepsiCo and its borrowing subsidiaries may borrow, prepay and reborrow amounts under the 2011 364-Day Credit Agreement at any time during the term of the 2011 364-Day Credit Agreement.   Funds borrowed under the 2011 364-Day Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries, including but not limited  to repayment of outstanding commercial paper issued by PepsiCo or its subsidiaries, working capital, capital investments and acquisitions. The 2011 364-Day Credit Agreement contains customary representations and warranties and events of default.  As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the 2011 364-Day Credit Agreement.

In the ordinary course of their respective businesses, the lenders under the 2011 364-Day Credit Agreement and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with PepsiCo and its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	U.S. $2,875,000,000 Four-Year Credit Agreement, dated as of June 14, 2011, among

PepsiCo, Inc., as borrower, the lenders named therein, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 15, 2011	PepsiCo, Inc.

		By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Senior Vice President, Deputy
General Counsel and Assistant Secretary

INDEX TO EXHIBITS

10.1	U.S. $2,875,000,000 Four-Year Credit Agreement, dated as of June 14, 2011, among PepsiCo, Inc., as borrower, the lenders named therein, and Citibank, N.A., as administrative agent.